Exhibit 99.1 News Release

Contacts:

Jerri Fuller Dickseski (Media)
jerri.dickseski@hii-co.com
757-380-2341

Dwayne Blake (Investors)
dwayne.blake@hii-co.com
757-380-2104
Huntington Ingalls Industries Reports First Quarter Results

•	Revenues were $1.59 billion for the first quarter of 2014

•	Segment operating margin was 8.6 percent, a 91 bps improvement over Q1 2013

•	Total operating margin was 10.0 percent, up from 6.1 percent in the same period last year

•	Diluted earnings per share was $1.81 for the quarter

•	Adjusted diluted earnings per share, which excludes the FAS/CAS Adjustment, was $1.53 for the quarter

•	Cash and cash equivalents at the end of the quarter were $742 million

NEWPORT NEWS, Va. (May 8, 2014) - Huntington Ingalls Industries (NYSE:HII) reported first quarter 2014 revenues of $1.59 billion, up 2.0 percent compared to the same period last year. First quarter diluted earnings per share was $1.81, compared to diluted earnings per share of $0.87 in the same period of 2013. Adjusted diluted earnings per share for the quarter was $1.53, compared to $1.17 in the comparable period of 2013.
Segment operating income for the first quarter was $137 million, compared to $120 million in the same period last year. Total operating income for the quarter was $159 million, compared to $95 million in the same period last year. Adjusted operating income for the first quarter, which excludes the FAS/CAS Adjustment, was $137 million, or 8.6 percent of revenue, compared to $118 million, or 7.6 percent of revenue, in the comparable period of 2013. The increase in adjusted operating income was primarily attributable to risk retirement at Ingalls on the LPD-17 San Antonio-class (LPD) program and National Security Cutter (NSC) program and at Newport News on the CVN-78 Gerald R. Ford construction contract.
New business awards for the quarter were approximately $2.2 billion, consisting primarily of contracts for continued construction preparation for CVN-79 John F. Kennedy and construction of NSC-7 Kimball. Total backlog at the end of Q1 2014 was $18.7 billion, of which $13.0 billion was funded.
"Notwithstanding continued debate surrounding the defense budget and the impact of sequestration, HII has continued to maintain a healthy backlog and strong operating performance at both segments," said Mike Petters, HII's president and chief executive officer. "With the delivery of LHA-6 America in April 2014, HII has reached a significant milestone on its path to 9 plus percent margins in 2015."

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

First Quarter 2014 Highlights

	Three Months Ended
	March 31
(In millions, except per share amounts)	2014	2013	$ Change	% Change
Revenues	$1,594	$1,562	$32	2.0%
Segment operating income[1]	137	120	17	14.2%
Segment operating margin %[1]	8.6%	7.7%		91 bps
Total operating income	159	95	64	67.4%
Total operating margin %	10.0%	6.1%		389 bps
Net earnings	90	44	46	104.5%
Diluted earnings per share	$1.81	$0.87	$0.94	108.0%
Weighted-average diluted shares outstanding	49.7	50.3

Adjusted Operating Highlights
Total operating income	159	95	64	67.4%
FAS/CAS Adjustment	(22)	23	(45)	(195.7)%
Adjusted operating income[2]	137	118	19	16.1%
Adjusted operating margin %[2]	8.6%	7.6%		104 bps

Adjusted Net Earnings
Net earnings	90	44	46	104.5%
After-tax FAS/CAS Adjustment[3]	(14)	15	(29)	(193.3)%
Adjusted net earnings[2]	76	59	17	28.8%
Weighted-average diluted shares outstanding	49.7	50.3
Adjusted diluted earnings per share[2]	$1.53	$1.17	$0.36	30.8%
[1] Non-GAAP metric that excludes non-segment factors affecting operating income. See Exhibit B for definition and reconciliation.
[2] Non-GAAP metric - see Exhibit B for definition.
[3] Tax effected at 35% federal statutory tax rate.

HII realigned its segments in January to optimize its operating structure. As a result of this realignment, the AMSEC and Continental Maritime of San Diego (CMSD) businesses were transferred from the Ingalls segment to the Newport News segment. This 2014 realignment has been reflected in prior financial reporting periods on an "as-if" basis, which has resulted in the transfer of revenue, operating profit, assets and liabilities between the Ingalls and Newport News segments.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Operating Segment Results

Ingalls Shipbuilding

	Three Months Ended
	March 31
(In millions)	2014	2013	$ Change	% Change
Revenues	$547	$550	$(3)	(0.5)%
Operating income (loss)	43	24	19	79.2%
Operating margin %	7.9%	4.4%		350 bps

Ingalls revenues for the first quarter decreased $3 million, or 0.5 percent, from the same period in 2013, driven by lower sales in amphibious assault ships, partially offset by higher sales in the NSC program and surface combatants. The decrease in amphibious assault ships revenues was due to lower volumes on LHA-6 America and LPD-25 USS Somerset, partially offset by higher volumes on LPD-27 Portland. Revenues on the NSC program were higher due to higher volumes on NSC-5 James and NSC-6 Munro construction contracts. Surface combatants revenues were higher due to higher volumes on DDG-117 Paul Ignatius and DDG-114 Ralph Johnson construction contracts.
Ingalls operating income for the quarter was $43 million, an increase of $19 million over the same period in 2013. Ingalls operating margin was 7.9 percent for the quarter as compared to 4.4 percent in Q1 2013. These increases were primarily due to risk retirement on the LPD and NSC programs.
Key Ingalls highlights for the quarter:

•	LPD-25 USS Somerset sailed away from the Avondale Shipyard

•	LHA-6 America completed successful acceptance sea trials

•	Received a $602 million contract modification to fund construction of the Arleigh Burke-class guided missile destroyer DDG 119

•	Received a $497 million contract to fund construction of NSC-7 Kimball

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Newport News Shipbuilding

	Three Months Ended
	March 31
(In millions)	2014	2013	$ Change	% Change
Revenues	$1,047	$1,012	$35	3.5%
Operating income (loss)	94	96	(2)	(2.1)%
Operating margin %	9.0%	9.5%		-51 bps

Newport News revenues for the first quarter increased $35 million, or 3.5 percent, from the same period in 2013, primarily driven by higher sales in aircraft carriers and the acquisition of The S.M. Stoller Corp. Higher revenues in aircraft carriers were primarily due to increased volumes on the execution contract for the CVN-72 USS Abraham Lincoln refueling and complex overhaul (RCOH) and the inactivation contract for CVN-65 USS Enterprise, partially offset by lower volumes on the execution contract for the CVN-71 USS Theodore Roosevelt RCOH and the construction contract for CVN-78 Gerald R. Ford. Submarine revenues related to the SSN-774 Virginia-class submarine (VCS) program remained stable as lower volumes on Block II boats following the delivery of SSN-783 USS Minnesota were offset by higher volumes on Block III construction and Block IV advance procurement.
Newport News operating income for the quarter was $94 million, a $2 million decrease from the same period in 2013. Newport News operating margin was 9.0 percent for the quarter, down from 9.5 percent in Q1 2013. These decreases were mainly related to lower risk retirement on the VCS program and the execution contract for CVN-71 USS Theodore Roosevelt RCOH, partially offset by risk retirement on the construction contract for CVN-78 Gerald R. Ford.
Key Newport News highlights for the quarter:

•	Acquired The S.M. Stoller Corp., a leading provider of environmental, nuclear, and technical consulting and engineering services to the Department of Energy, Department of Defense and private sector

•	Opened a field office in Aiken, S.C., as part of its continuing efforts to expand the company's business in the Department of Energy and commercial energy markets

•	Received a $1.295 billion contract modification to a previously awarded construction preparation contract for CVN-79 John F. Kennedy

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

The Company
Huntington Ingalls Industries designs, builds and maintains nuclear and non-nuclear ships for the U.S. Navy and Coast Guard and provides after-market services for military ships around the globe. For more than a century, HII has built more ships in more ship classes than any other U.S. naval shipbuilder at its Newport News Shipbuilding and Ingalls Shipbuilding divisions. Employing more than 38,000 in Virginia, Mississippi, Louisiana and California, HII also provides a wide variety of products and services to the commercial energy industry and other government customers, including the Department of Energy. For more information, please visit: www.huntingtoningalls.com.

Huntington Ingalls Industries will webcast its earnings conference call at 9 a.m. ET on May 8. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company's website: www.huntingtoningalls.com.

Statements in this release, other than statements of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to obtain new contracts, estimate our future contract costs and perform our contracts effectively; changes in government regulations and procurement processes and our ability to comply with such requirements; our ability to realize the expected benefits from consolidation of our Ingalls facilities; natural disasters; adverse economic conditions in the United States and globally; risks related to our indebtedness and leverage; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligations to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit A: Financial Statements

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended March 31
(in millions, except per share amounts)	2014	2013
Sales and service revenues
Product sales	$1,332	$1,321
Service revenues	262	241
Total sales and service revenues	1,594	1,562
Cost of sales and service revenues
Cost of product sales	1,060	1,086
Cost of service revenues	227	213
Income (loss) from operating investments, net	2	2
General and administrative expenses	150	170
Operating income (loss)	159	95
Other income (expense)
Interest expense	(27)	(30)
Earnings (loss) before income taxes	132	65
Federal income taxes	42	21
Net earnings (loss)	$90	$44

Basic earnings (loss) per share	$1.83	$0.88
Weighted-average common shares outstanding	49.1	49.8

Diluted earnings (loss) per share	$1.81	$0.87
Weighted-average diluted shares outstanding	49.7	50.3

Dividends declared per share	$0.20	$0.10

Net earnings (loss) from above	$90	$44
Other comprehensive income (loss)
Change in unamortized benefit plan costs	8	5
Other	1	2
Tax benefit (expense) for items of other comprehensive income	(3)	(5)
Other comprehensive income (loss), net of tax	6	2
Comprehensive income (loss)	$96	$46

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

($ in millions)	March 31 2014	December 31 2013
Assets
Current Assets
Cash and cash equivalents	$742	$1,043
Accounts receivable, net	1,299	1,123
Inventoried costs, net	315	311
Deferred income taxes	163	170
Prepaid expenses and other current assets	25	29
Total current assets	2,544	2,676
Property, plant, and equipment, net of accumulated depreciation of $1,456 million as of 2014 and $1,404 million as of 2013	1,856	1,897
Goodwill	922	881
Other purchased intangibles, net	528	528
Pension plan assets	126	124
Miscellaneous other assets	131	119
Total assets	$6,107	$6,225
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	$263	$337
Accrued employees’ compensation	194	230
Current portion of long-term debt	79	79
Current portion of postretirement plan liabilities	139	139
Current portion of workers’ compensation liabilities	232	230
Advance payments and billings in excess of revenues	78	115
Other current liabilities	255	262
Total current liabilities	1,240	1,392
Long-term debt	1,700	1,700
Pension plan liabilities	506	529
Other postretirement plan liabilities	480	477
Workers’ compensation liabilities	422	419
Deferred tax liabilities	92	83
Other long-term liabilities	106	104
Total liabilities	4,546	4,704
Commitments and Contingencies	—	—
Stockholders’ Equity
Common stock, $0.01 par value; 150 million shares authorized; 51.1 million issued and 49.2 million outstanding as of March 31, 2014, and 50.5 million issued and 48.7 million outstanding as of December 31, 2013	1	1
Additional paid-in capital	1,904	1,925
Retained earnings (deficit)	316	236
Treasury stock	(145)	(120)
Accumulated other comprehensive income (loss)	(515)	(521)
Total stockholders’ equity	1,561	1,521
Total liabilities and stockholders’ equity	$6,107	$6,225

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31
($ in millions)	2014	2013
Operating Activities
Net earnings (loss)	$90	$44
Adjustments to reconcile to net cash provided by (used in) operating activities
Depreciation	54	43
Amortization of purchased intangibles	6	6
Amortization of debt issuance costs	3	2
Stock-based compensation	5	9
Excess tax benefit related to stock-based compensation	(2)	(3)
Deferred income taxes	8	14
Change in
Accounts receivable	(162)	(294)
Inventoried costs	(2)	(17)
Prepaid expenses and other assets	(4)	—
Accounts payable and accruals	(197)	(194)
Retiree benefits	(13)	28
Net cash provided by (used in) operating activities	(214)	(362)
Investing Activities
Additions to property, plant, and equipment	(24)	(30)
Acquisitions of businesses, net of cash received	(46)	—
Net cash provided by (used in) investing activities	(70)	(30)
Financing Activities
Repayment of long-term debt	—	(13)
Dividends paid	(10)	(5)
Repurchases of common stock	(10)	—
Proceeds from stock option exercises	1	2
Excess tax benefit related to stock-based compensation	2	3
Net cash provided by (used in) financing activities	(17)	(13)
Change in cash and cash equivalents	(301)	(405)
Cash and cash equivalents, beginning of period	1,043	1,057
Cash and cash equivalents, end of period	$742	$652
Supplemental Cash Flow Disclosure
Cash paid for income taxes	$30	$13
Cash paid for interest	$45	$46
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$2	$2

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit B: Reconciliations

We make reference to “segment operating income,” “segment operating margin,” “adjusted operating income,” “adjusted operating margin,” “adjusted net earnings,” and “adjusted diluted earnings per share.”

Segment operating income is total operating income before the FAS/CAS Adjustment and deferred state income taxes.

Segment operating margin is segment operating income as a percentage of total sales and service revenues.

Adjusted total operating income is total operating income adjusted for the FAS/CAS Adjustment.

Adjusted total operating margin is adjusted operating income as a percentage of total sales and service revenues.

Adjusted net earnings is net earnings adjusted for the tax effected FAS/CAS Adjustment.

Adjusted diluted earnings per share is adjusted net earnings divided by the weighted-average diluted common shares outstanding.

Segment operating income and segment operating margin are two of the key metrics we use to evaluate operating performance because they exclude items that do not affect segment performance. We believe adjusted operating income, adjusted operating margin, adjusted net earnings and adjusted diluted earnings per share are also useful metrics because they exclude non-operating items that we do not consider indicative of our core operating performance. Therefore, we believe it is appropriate to disclose these measures to help investors analyze our operating performance. However, these measures are not measures of financial performance under GAAP and may not be defined or calculated by other companies in the same manner.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Segment Operating Income and Segment Operating Margin

	Three Months Ended
	March 31
($ in millions)	2014	2013
Sales and Service Revenues
Ingalls	$547	$550
Newport News	1,047	1,012
Total Sales and Service Revenues	1,594	1,562
Segment Operating Income
Ingalls	43	24
As a percentage of revenues	7.9%	4.4%
Newport News	94	96
As a percentage of revenues	9.0%	9.5%
Total Segment Operating Income	137	120
As a percentage of revenues	8.6%	7.7%
Non-segment factors affecting operating income
FAS/CAS Adjustment	22	(23)
Deferred state income taxes	—	(2)
Total Operating Income	159	95
Interest expense	(27)	(30)
Federal income taxes	(42)	(21)
Net Earnings	$90	$44

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com